Exhibit 10.1 to
8-K dated January 10, 2013

UNITED STATES OF AMERICA

DEPARTMENT OF THE TREASURY

OFFICE OF THE COMPTROLLER OF THE CURRENCY

)
In the Matter of:	)
)
Seacoast National Bank	)	AA-EC-12-154
Stuart, Florida	)
)
)

STIPULATION AND CONSENT TO A CIVIL MONETARY PENALTY

WHEREAS, the Comptroller of the Currency of the United States of America (“Comptroller”), through his National Bank Examiners, has supervisory authority over Seacoast National Bank, Stuart, Florida (“Bank”);

WHEREAS, the Comptroller intends to initiate a civil monetary penalty proceeding against the Bank pursuant to section 102(f) of the Flood Disaster Protection Act, as amended, (“Flood Act”) (42 U.S.C. § 4012a(f)), based on the Bank’s pattern or practice of violations of the Flood Act and its implementing regulations, specifically 12 C.F.R. § 22.7 (relating to the forced placement of flood insurance);

WHEREAS, in the interest of cooperation and to avoid the costs associated with future administrative and judicial proceedings with respect to the above matter, the Bank, without admitting or denying any wrongdoing, desires to enter into this Stipulation and Consent Order (“Order”); and

NOW THEREFORE, in consideration of the above premises, it is stipulated by and between the Comptroller, through his duly authorized representative, and the Bank that:

Article I

JURISDICTION

(1)    The Bank is a national banking association, chartered and examined by the Comptroller pursuant to the National Bank Act of 1864, as amended, 12 U.S.C. § 1 et seq. Accordingly, the Bank is an “insured depository institution” as that term is defined in 12 U.S.C. § 1813(c)(2) and is a “regulated lending institution” as that term is defined in 42 U.S.C. § 4003(a)(10).

(2)    Pursuant to 42 U.S.C. §§ 4003(a)(5) and 4012a(f), the Comptroller is the “appropriate Federal entity for lending regulation” to maintain an enforcement proceeding against the Bank for Flood Act violations.

Article II

ORDER FOR CIVIL MONETARY PENALTY

The Bank hereby consents, and the Comptroller Orders that:

(1)    The Bank shall pay a civil monetary penalty in the amount of twenty-six thousand, nine hundred and fifty dollars ($26,950.00) upon execution of this Order.

(2)    The Bank shall make payment in full by check made payable to the National Flood Insurance Program and shall deliver the payment to: Kevin Montgomery, FEMA, 1800 South Bell Street, Room 510, Arlington, VA 20598-3010. The docket number of this action shall be entered on the check.

(3)     The Bank shall submit a copy of the check to the Director, Enforcement & Compliance Division, 250 E Street, SW, Washington, DC 20219.

2

(4)     This Order shall be enforceable to the same extent and in the same manner as an effective and outstanding order that has been issued and has become final pursuant to 12 U.S.C. §§ 1818(h) and (i) and 42 U.S.C. § 4012a.

Article III

WAIVERS

(1)     By executing this Order, the Bank waives:

(a)	the right to the issuance of a Notice under 12 U.S.C. § 1818(i) and 42 U.S.C. § 4012a(f)(4) and recognizes that the letter dated June 5, 2012, from Brett B. Bouchard, Assistant Deputy Comptroller for the Miami Field Office, constitutes a valid substitute notice (“Notice Letter”);

(b)	all rights to a hearing and a final agency decision pursuant to 12 U.S.C. § 1818(i), 12 C.F.R. Part 19, and 42 U.S.C. § 4012a(f)(4);

(c)	all rights to seek judicial review of this Order; and

(d)	all rights in any way to contest the validity of this Order.

(2)     The Bank declares that no separate promise or inducement of any kind has been made by the Comptroller, his agents or employees to cause or induce the Bank to agree to consent to the issuance of this Order and/or to execute this Order.

(3)     It is hereby agreed that the provisions of this Order constitute a settlement of the civil monetary penalty proceeding contemplated by the Comptroller on the basis of the Bank’s violations of the Flood Act and its implementing regulations as described in this Order and in the Notice Letter. However, the specific violations described herein and in the Notice Letter may be used by the OCC in future enforcement actions to establish a pattern or practice of misconduct or the continuation of a pattern or practice of misconduct.

3

(4)      It is further agreed that the provisions of this Order shall not be construed as an adjudication on the merits and, except as set forth above in paragraph (3) of this Article, shall not inhibit, estop, bar, or otherwise prevent the Comptroller from taking any action affecting the Bank if, at any time, he deems it appropriate to do so to fulfill the responsibilities placed upon him by the several laws of the United States of America.

(5)      The Bank understands that nothing herein shall preclude any proceedings brought by the Comptroller to enforce the terms of this Order, and that nothing herein constitutes, nor shall the Bank contend that it constitutes, a waiver of any right, power, or authority of any other representatives of the United States or agencies thereof, including the Department of Justice, to bring other actions deemed appropriate.

IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller, has hereunto set his hand on behalf of the Comptroller.

Jennifer C. Kelly	Date
Senior Deputy Comptroller
Midsize/Community Bank Supervision

4

IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of the Bank, have set their hands on behalf of the Bank.

/s/ Dennis J. Arczynski	January 10, 2013
Dennis J. Arczynski	Date

/s/ Stephen E. Bohner	January 10, 2013
Stephen E. Bohner	Date

/s/ John H. Crane	January 10, 2013
John H. Crane	Date

/s/ T. Michael Crook	January 10, 2013
T. Michael Crook	Date

/s/ H. Gilbert Culbreth, Jr.	January 10, 2013
H. Gilbert Culbreth, Jr.	Date

/s/ Christoher E. Fogal	January 10, 2013
Christopher E. Fogal	Date

/s/ Roger O. Goldman	January 10, 2013
Roger O. Goldman	Date

/s/ Robert B. Goldstein	January 10, 2013
Robert B. Goldstein	Date

/s/ Dale M. Hudson	January 10, 2013
Dale M. Hudson	Date

/s/ Dennis S. Hudson, Jr.	January 10, 2013
Dennis S. Hudson, Jr.	Date

/s/ Dennis S. Hudson, III	January 10, 2013
Dennis S. Hudson, III	Date

/s/ Thomas E. Rossin	January 10, 2013
Thomas E. Rossin	Date

/s/ Edwin E. Walpole, III	January 10, 2013
Edwin E. Walpole, III	Date